Exhibit 10.1

UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

HAWAII
DIVISION OF
FINANCIAL INSTITUTIONS

Written Agreement by and among

CENTRAL PACIFIC FINANCIAL
CORPORATION                                                                                     Docket No. 10-136-WA/RB-HC
Honolulu, Hawaii

FEDERAL RESERVE BANK OF
SAN FRANCISCO
San Francisco, California

and

HAWAII DIVISION
OF FINANCIAL INSTITUTIONS
Honolulu, Hawaii

WHEREAS, Central Pacific Financial Corporation (“CPFC”), Honolulu, Hawaii, a registered bank holding company, owns and controls Central Pacific Bank of Honolulu, Hawaii (the “Bank”), a state-chartered nonmember bank, and several nonbank subsidiaries;
WHEREAS, it is the common goal of CPFC, the Federal Reserve Bank of San Francisco (the “Reserve Bank”), and the Hawaii Division of Financial Institutions (the “HDFI”)  to maintain the financial soundness of CPFC so that CPFC may serve as a source of strength to the Bank;
WHEREAS, CPFC, the Reserve Bank, and the HDFI have mutually agreed to enter into this Written Agreement (the “Agreement”); and
WHEREAS, on June 30, 2010, the board of directors of CPFC, at a duly constituted meeting, adopted a resolution authorizing and directing John C. Dean, as Executive Chairman to enter into this Agreement on behalf of CPFC, and consenting to compliance with each and every provision of this Agreement by CPFC and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended  (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)).
NOW, THEREFORE, CPFC, the Reserve Bank, and the HDFI agree as follows:

Source of Strength
1.           The board of directors of CPFC shall take appropriate steps to fully utilize CPFC’s financial and managerial resources, pursuant to Section 225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”)  (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including but not limited to, taking steps to ensure that the Bank complies with the Consent Order entered into with the Federal Deposit Insurance Corporation (the “FDIC”) and the HDFI on December 8, 2009 and any other supervisory action taken by the Bank’s federal or state regulator.
Dividends and Distributions
2.    (a)           CPFC shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors, and the HDFI.
               (b)           CPFC shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank and the HDFI.
           (c)           CPFC and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank, the Director, and the HDFI.
               (d)           All requests for prior approval shall be received at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities.  All requests shall contain, at a minimum, current and projected information on CPFC’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses (“ALLL”); and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, CPFC must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).
Debt and Stock Redemption
3.           (a)           CPFC and any nonbank subsidiaries shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank and the HDFI.  All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.
              (b)           CPFC shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank and the HDFI.
 Capital Plan
4.           Within 60 days of this Agreement, CPFC shall submit to the Reserve Bank and the HDFI an acceptable written plan to maintain sufficient capital at CPFC on a consolidated basis.  The plan shall, at a minimum, address, consider, and include:
              (a)           The consolidated organization’s and the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the FDIC;

                             (b)           the adequacy of the Bank’s capital, taking into account the volume of classified credits, concentrations of credit, ALLL, current and projected asset growth, and projected retained earnings;
                             (c)           the source and timing of additional funds necessary to fulfill the consolidated organization’s and the Bank’s future capital requirements;
                             (d)           supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by the FDIC or the HDFI; and
                             (e)           the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)) that CPFC serve as a source of strength to the Bank.
Cash Flow Projections
5.           Within 60 days of this Agreement, CPFC shall submit to the Reserve Bank and the HDFI a written statement of CPFC’s planned sources and uses of cash for debt service, operating expenses, and other purposes (“Cash Flow Projection”) for the remainder of 2010.  CPFC shall submit to the Reserve Bank and the HDFI a Cash Flow Projection for each calendar year subsequent to 2010 at least one month prior to the beginning of that calendar year.
Compliance with Laws and Regulations
6.           (a)           In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, CPFC shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.) and also provide notice to the HDFI.
              (b)           CPFC shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 C.F.R. Part 359).
Progress Reports
7.           Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank and the HDFI written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.
Communications
8.           All communications regarding this Agreement shall be sent to:

(a)	Mr. Nestor Lim
Examining Manager
Banking Supervision & Regulation
Federal Reserve Bank of San Francisco
101 Market Street, Mail Stop 940
San Francisco, California 94539

(b)	Ms. Lynne Himeda
Deputy Commissioner of Financial Institutions
State of Hawaii Division of Financial Institutions
335 Merchant Street, Room 221
Honolulu, Hawaii 96813

(c)	Mr. John Dean
Executive Chairman
Central Pacific Financial Corporation
220 South King Street
Honolulu, Hawaii 96813

Miscellaneous
9.             Notwithstanding any provision of this Agreement, the Reserve Bank and the HDFI may, in their sole discretion, grant written extensions of time to CPFC to comply with any provision of this Agreement.
10.           The provisions of this Agreement shall be binding upon CPFC and its institution-affiliated parties, in their capacities as such, and their successors and assigns.
11.           Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the HDFI.
12.           The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the HDFI, or any other federal or state agency from taking any other action affecting CPFC, the Bank, any nonbank subsidiaries of CPFC, or any of their current or former institution-affiliated parties and their successors and assigns.
                13.           Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818) and enforceable by the HDFI under Hawaii Revised Statutes (§§ 412:2-301).

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 2 day of July, 2010.

CENTRAL PACIFIC FINANCIAL CORPORATION	FEDERAL RESERVE BANK OF SAN FRANCISCO

By: /s/ John C. Dean	By: /s/ Kevin Zerbe
John C. Dean	Kevin Zerbe
Executive Chairman	Vice President

HAWAII DIVISION OF FINANCIAL INSTITUTIONS

By: /s/ D.B. Griffin III
D.B. Griffin III
Commissioner of Financial Institutions